Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2022 Financial Results

and Updates Full Year 2022 Financial Guidance

•	Record revenue of $206.4 million for the quarter, and year-over-year growth of 45% as reported and 48% at constant currency

•	Organic revenue growth of 44% for the quarter and base business growth of 37%

•	Growth driven by combination of base business strength, COVID-related demand, and acquisition revenue

WALTHAM, Mass. – April 27, 2022 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter ended March 31, 2022. Provided in this press release are financial highlights for the quarter, updates to our financial guidance for the year 2022 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We delivered on another outstanding quarter for the company with over $206 million in revenue and 44% organic growth. We were especially pleased with the momentum in our base business, which delivered 37% growth in the quarter, led by impressive performance in our Filtration, Chromatography and Analytics businesses and strength in gene therapy revenue, which was up more than 100%. COVID-related programs accounted for 26% of our revenues in the first quarter. With slowing vaccination rates, we expect lower COVID-related demand and revenue this year, largely offset by increased projected demand for our base business products. Overall, our outlook for 2022 remains very positive; we have a strong order book coming out of the first quarter and are increasing our guidance for full year non-COVID business performance.”

Financial Highlights for the First Quarter 2022

•	Revenue increased by $63.6 million in the first quarter, or 45% year-over-year as reported, and 44% organically, to $206.4 million.

•	GAAP gross margin was 60.1%, an increase of 190 bps; Adjusted (non-GAAP) gross margin was 60.4%, an increase of 100 bps.

•	GAAP operating margin was 29.1%, an increase of 360 bps; Adjusted (non-GAAP) operating margin was 32.6%, an increase of 70 bps.

•	GAAP fully diluted EPS increased to $0.81 compared to $0.52 for the first quarter of 2021; Adjusted (non-GAAP) fully diluted EPS increased to $0.92 compared to $0.68 for the first quarter of 2021.

Financial Details for the First Quarter 2022

REVENUE

•

Total revenue for the first quarter of 2022 increased to $206.4 million compared to $142.8 million for the first quarter of 2021, a year-over-year gain of 45% as reported and 48% at constant currency, with organic growth of 44%.

REVENUE MIX

•

For the first quarter of 2022, our base business accounted for 71% of revenue, COVID-related sales accounted for 26% of revenue, and inorganic revenue from acquisitions made in 2021 accounted for 3% of revenue.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the first quarter of 2022 was $124.0 million, a year-over-year increase of $41.0 million. Adjusted gross profit (non-GAAP) for the first quarter of 2022 was $124.6 million, a year-over-year increase of $39.8 million.

•

Gross margin (GAAP) for the first quarter of 2022 was 60.1%, an increase from 58.2% for the first quarter of 2021. Adjusted gross margin (non-GAAP) for the first quarter was 60.4%, compared to 59.3% in the 2021 period.

OPERATING INCOME

•	Operating income (GAAP) for the first quarter of 2022 was $60.0 million, a year-over-year increase of $23.6 million.

•	Adjusted operating income (non-GAAP) for the first quarter of 2022 was $67.4 million, a year-over-year increase of $21.7 million, or 47%.

NET INCOME

•	Net income (GAAP) for the first quarter of 2022 increased to $47.0 million, a year-of-year increase of $17.5 million.

•	Adjusted net income (non-GAAP) for the first quarter of 2022 was $53.7 million, a year-over-year increase of $15.0 million, or 39%.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2022 increased to $0.81 on a fully diluted basis, compared to $0.52 for the first quarter of 2021.

•	Adjusted EPS (non-GAAP) for the first quarter of 2022 increased to $0.92 on a fully diluted basis, compared to $0.68 for the 2021 period.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2022 increased to $71.4 million compared to $44.6 million for the first quarter of 2021.

•	Adjusted EBITDA for the first quarter of 2022 was $72.2 million, a year-over-year increase of $23.5 million, or 48%.

CASH

•	Our cash and cash equivalents at March 31, 2022 were $584.6 million, compared to $603.8 million at December 31, 2021.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2022

Our financial guidance for the fiscal year 2022 is based on expectations for our existing business and includes the financial impact of our 2021 acquisitions of BioFlex Solutions (which closed on December 16, 2021), Avitide Inc. (which closed on September 20, 2021) and Polymem S.A. (which closed on July 1, 2021). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2022 GUIDANCE:

•

Total revenue is expected to be in the range of $770-$800 million, a $30 million or approximate 4% reduction from our previous guidance of $800-$830 million. Our updated guidance reflects lower expected COVID-related demand, mainly in the second half of 2022, largely offset by increased projected demand for our base business products. Our base business revenue, which excludes inorganic acquisition revenue, is expected to increase by 24%-31%, an increase from our previous guidance of 20%-22%. We are now guiding to overall revenue growth of 15%-19% as reported, 17%-21% at constant currency, and organic growth of 14%-18%.

•	Gross margin is expected to be 57%-58% on both a GAAP and non-GAAP basis, consistent with our previous guidance.

•

Income from operations is expected to be in the range of $180-$186 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $225-$231 million, compared to our previous guidance of $234-$240 million.

•

Net income is expected to be in the range of $139-$144 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $177-$182 million, compared to our previous guidance of $185-$190 million. Our current guidance reflects a tax rate of 21% on adjusted pre-tax income.

•

Fully diluted GAAP EPS is expected to be in the range of $2.41-$2.49. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $3.07-$3.15, compared to our previous guidance of $3.21-$3.30.

Our non-GAAP guidance for the fiscal year 2022 excludes the following items:

•	$13.7 million estimated acquisition and integration expenses; $1.3 million in cost of product revenue, $0.7 million in R&D and $11.6 million in SG&A.

•	$26.4 million estimated intangible amortization expense in SG&A.

•	$1.8 million of amortization of debt issuance (Other income (expense)).

•	$5.1 million estimated contingent consideration related to estimated time value of money impacts from our 2021 Avitide acquisition.

Our non-GAAP guidance for the fiscal year 2022 includes:

•	An income tax increase of $8.9 million, representing the tax impact on acquisition and integration costs, intangible amortization and contingent consideration, and amortization of debt issuance costs.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, April 27, 2022, at 8:30 a.m. EST, to discuss first quarter 2022 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 6956973.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit and adjusted gross margin; adjusted income from operations; adjusted operating income and adjusted net income; earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted net income; adjusted net income per share; adjusted earnings per diluted share (EPS); adjusted cost of sales; adjusted R&D expense; and adjusted SG&A. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition related inventory step-up costs, acquisition and integration costs, intangible amortization costs, and contingent consideration expenses related to the Company’s acquisitions, amortization of debt issuance costs related to Company’s convertible debt, non-cash interest expense, loss on conversion of debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at www.repligen.com. Follow us on LinkedIn and Twitter.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of our acquired BioFlex Solutions, Avitide Inc. and Polymem S.A. businesses our ability to continue to generate, and the magnitude of, COVID-related revenue, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate and acquired businesses, including the BioFlex Solutions, Avitide Inc. and Polymem S.A. businesses into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$206,363	$142,737
Royalty and other revenue	37	100

Total revenue	206,400	142,837
Costs and expenses:
Cost of product revenue	82,356	59,747
Research and development	12,155	7,612
Selling, general and administrative	54,300	39,095
Contingent consideration	(2,411)	—

	146,400	106,454

Income from operations	60,000	36,383
Investment income	77	52
Interest expense	(292)	(2,754)
Amortization of debt issuance costs*	(452)	(352)
Other expenses, net	(402)	(224)

Income before income taxes	58,931	33,105
Income tax provision	11,967	3,655

Net income	$46,964	$29,450

Earnings per share:
Basic	$0.85	$0.54

Diluted*	$0.81	$0.52

Weighted average shares outstanding:
Basic	55,352,886	54,805,051

Diluted*	58,816,354	56,868,793

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares in the denominatior of the weighted average diluted EPS cacluation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the three months ended March 31, 2022, the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	March 31, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$584,640	$603,814
Working capital	520,456	556,415
Total assets	2,383,824	2,358,354
Long-term obligations*	193,090	233,025
Accumulated earnings	258,277	194,060
Stockholders’ equity	1,766,401	1,750,067

*	Includes long-term portion of the contingent consideration obligation related to the acquisition of Avitide Inc.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP INCOME FROM OPERATIONS	$60,000	$36,383

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	—	1,598
Acquisition and integration costs	3,189	2,551
Contingent consideration	(2,411)	—
Intangible amortization	6,593	5,162

ADJUSTED INCOME FROM OPERATIONS	$67,371	$45,694

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP NET INCOME	$46,964	$29,450

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	—	1,598
Acquisition and integration costs	3,189	2,551
Contingent consideration	(2,411)	—
Intangible amortization	6,593	5,162
Loss on conversion of debt	—	1
Amortization of debt issuance costs	452	352
Non-cash interest expense(1)	—	2,476
Tax effect of non-GAAP charges	(1,042)	(2,822)

ADJUSTED NET INCOME	$53,745	$38,768

(1)	Includes impact from adoption of ASU 2020-06.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP NET INCOME PER SHARE - DILUTED	$0.81	$0.52

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	—	0.03
Acquisition and integration costs	0.05	0.04
Contingent consideration	(0.04)	—
Intangible amortization	0.11	0.09
Loss on conversion of debt	—	0.00
Amortization of debt issuance costs(1)	0.00	0.01
Non-cash interest expense(2)	—	0.04
Tax effect of non-GAAP charges	(0.02)	(0.05)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.92	$0.68

(1)

Represents amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 are already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS.

(2)	Includes impact from adoption of ASU 2020-06.

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET

INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP NET INCOME	$46,964	$29,450

ADJUSTMENTS:
Investment income	(77)	(52)
Interest expense	292	277
Non-cash interest expense(1)	—	2,477
Amortization of debt issuance costs	452	352
Income tax provision	11,967	3,655
Depreciation	5,213	3,255
Amortization(2)	6,621	5,189

EBITDA	71,432	44,603

OTHER ADJUSTMENTS:
Inventory step-up charges	—	1,598
Acquisition and integration costs	3,189	2,551
Contingent consideration	(2,411)	—
Loss on conversion of debt	—	1

ADJUSTED EBITDA	$72,210	$48,753

(1)	Includes impact from adoption of ASU 2020-06.
(2)	Includes amortization of milestone payments in accordance with GAAP of $27 for each period presented.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP COST OF SALES	$82,356	$59,747

ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	—	(1,598)
Acquisition and integration costs	(527)	(81)

ADJUSTED COST OF SALES	$81,829	$58,068

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP R&D	$12,155	$7,612

ADJUSTMENT TO R&D:
Acquisition and integration costs	(317)	(220)

ADJUSTED R&D	$11,838	$7,392

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP SG&A EXPENSE	$54,300	$39,095

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(2,345)	(2,250)
Intangible amortization	(6,593)	(5,162)

ADJUSTED SG&A EXPENSE	$45,362	$31,683

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2022
	Low End	High End
GUIDANCE ON NET INCOME	$139,000	$144,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	13,690	13,690
Anticipated pre-tax amortization of acquisition-related intangible assets	26,382	26,382
Amortization of debt issuance costs	1,808	1,808
Contingent consideration	5,089	5,089
Tax effect of intangible amortization and integration	(8,874)	(8,874)
Guidance rounding adjustment	(95)	(95)

GUIDANCE ON ADJUSTED NET INCOME	$177,000	$182,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2022
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$2.41	$2.49
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.24	$0.24
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.46	$0.46
Amortization of debt issuance costs	$0.03	$0.03
Contingent consideration	$0.09	$0.09
Tax effect of intangible amortization and integration	($0.15)	($0.15)
Guidance rounding adjustment	($0.00)	($0.00)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$3.07	$3.15

Totals may not add due to rounding.

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